------------
[TERRA LOGO]                      EXHIBIT 99.1             Terra Industries Inc.
                                  ------------                 600 Fourth Street
                                                                   P.O. Box 6000
                                                       Sioux City, IA 51102-6000
                                                         www.terraindustries.com
================================================================================
                                      NEWS
================================================================================
For immediate release                                    Contact: Mark Rosenbury
                                                                  (712) 279-8756
                                                  mrosenbury@terraindustries.com


          TERRA NITROGEN COMPANY, L.P. REPORTS SECOND QUARTER RESULTS;
                           DECLARES CASH DISTRIBUTION

Sioux City, Iowa (July 29, 2004)--Terra Nitrogen Company, L.P. (TNCLP) (NYSE symbol: TNH) today reported net income of $14.6 million, or $0.77 per limited partnership unit, on revenues of $129.0 million for the second quarter ended June 30, 2004. This compares with a net loss of $44.8 million, or $2.37 per unit, on revenues of $118.1 million for the 2003 second quarter. For the first six months of 2004 TNCLP's net income was $26.6 million, or $1.41 per unit, on revenues of $237.3 million. This compares to a net loss of $51.8 million, or $2.75 per unit, on revenues of $189.1 million in the 2003 first half.

TNCLP also announced a cash distribution for the quarter ended June 30, 2004, of $.75 per limited partnership unit payable August 25, 2004, to holders of record as of August 9, 2004.

TNCLP's 2003 second quarter and first half results include a $40.7 million charge for the impairment of TNCLP's Blytheville, Ark. long-term assets. The Blytheville facility permanently ceased production on May 27, 2004; TNCLP continues to operate the Blytheville storage and distribution assets.

Excluding the Blytheville impairment charge, TNCLP's 2004 second quarter income was $18.8 million higher than 2003 second quarter results. This improvement was primarily due to higher selling prices. Ammonia, nitrogen solutions and urea selling prices for the 2004 second quarter were 4, 20 and 5 percent higher, respectively, than 2003 second quarter prices. The higher prices reflect lower industry-wide inventories.

TNCLP's second quarter 2004 ammonia sales volumes were 43 percent higher than those of the 2003 second quarter, while nitrogen solutions and urea sales volumes were 8 and 33 percent lower, respectively. The lower sales volumes were primarily due to reduced quantities available for sale. TNCLP's natural gas unit costs for the 2004 second quarter, net of about $2.9 million of cost reductions due to forward purchasing contracts, were 2 percent higher than those incurred in the 2003 second quarter. TNCLP's forward purchase contracts at July 1, 2004, fixed prices for about 24 percent of its next 12 months' natural gas requirements at about $0.1 million below the published forward market prices at that date.

Excluding the Blytheville impairment charge, TNCLP's 2004 first half income was $37.8 million higher than that of the 2003 first half. This improvement was due primarily to higher selling prices, reflecting lower industry-wide inventories. Natural gas unit costs for the 2004 first half, net of about $6.1 million of cost reductions realized from forward purchasing contracts, were about 2 percent lower than those incurred in the 2003 first half.

Terra Nitrogen Company, L.P. is a leading manufacturer of nitrogen fertilizer products.

Information contained in this release, other than historical information, may be considered forward-looking. Forward-looking information reflects management's current views of future events and financial performance that involve a number of risks and uncertainties. The factors that could cause actual results to differ materially include, but are not limited to, the following: changes in financial markets, general economic conditions within the agricultural industry, competitive factors and price changes (principally nitrogen fertilizer selling prices and natural gas costs), changes in product mix, changes in the seasonality of demand patterns, changes in weather conditions, changes in governmental regulations and other risks described in the "Factors That Affect Operating Performance" section of TNCLP's current annual report.

                                      # # #

Note: Terra Nitrogen Company, L.P. news announcements are also available on Terra Industries' web site, www.terraindustries.com.


                                 (Tables follow)

                                 TERRA NITROGEN COMPANY, L.P.
                               CONSOLIDATED STATEMENTS OF INCOME
                            (in thousands except per-unit amounts)

                                           Three Months Ended         Six Months Ended
                                                June 30                   June 30
                                        ----------------------    ----------------------
                                           2004         2003         2004         2003
                                        ---------    ---------    ---------    ---------

Product revenues                        $ 128,714    $ 117,977    $ 236,927    $ 188,832
Other income                                  299          172          370          254
                                        ---------    ---------    ---------    ---------

        Total revenues                    129,013      118,149      237,297      189,086
                                        ---------    ---------    ---------    ---------

Cost of goods sold                        109,595      116,571      201,565      189,231
Depreciation and amortization               2,340        3,319        4,678        6,620
                                        ---------    ---------    ---------    ---------

        Total cost of sales               111,935      119,890      206,243      195,851
                                        ---------    ---------    ---------    ---------

        Total gross profit                 17,078       (1,741)      31,054       (6,765)

Operating expenses                          2,662        2,476        4,835        4,495
Impairment of long-lived assets              --         40,655         --         40,655
Interest expenses--net                       (181)         (56)        (380)         (66)
                                        ---------    ---------    ---------    ---------

        Net income (loss)               $  14,597    $ (44,816)   $  26,599    $ (51,849)
                                        =========    =========    =========    =========

Earnings per limited partnership unit   $     .77    $   (2.37)   $    1.41    $   (2.75)
                                        =========    =========    =========    =========


The amount of net income allocable to the Limited Partners' interest is based on the Partnership's net income and the proportionate share of cash distributed to the Limited Partners and the General Partner.


NITROGEN VOLUMES AND PRICES
                                                           2004                               2003
                                              ----------------------------       ----------------------------
                                                 Sales            Average           Sales            Average
QUARTER                                         Volumes         Unit Price         Volumes         Unit Price
                                              (000 tons)          ($/ton)        (000 tons)          ($/ton)
                                              ----------        ----------       ----------        ----------

Ammonia                                           117               263               82               253
UAN                                               590               122              638               102
Urea                                               90               180              135               171

                                                           2004                               2003
                                              ----------------------------       ----------------------------
                                                 Sales            Average           Sales            Average
FIRST HALF                                      Volumes         Unit Price         Volumes         Unit Price
                                              (000 tons)          ($/ton)        (000 tons)          ($/ton)
                                              ----------        ----------       ----------        ----------

Ammonia                                           198               266              132               240
UAN                                             1,093               117            1,076                95
Urea                                              212               181              237               163


                                            TERRA NITROGEN COMPANY, L.P.
                                             CONSOLIDATED BALANCE SHEETS
                                                   (in thousands)


                                                                                     June 30
                                                                     -------------------------------------
                                                                         2004                      2003
                                                                     -----------               -----------
ASSETS
       Cash and short-term investments                               $    28,475               $        10
       Accounts receivable                                                30,661                    30,519
       Inventories                                                        15,820                    24,520
       Other current assets                                                4,033                     2,282
                                                                     -----------               -----------

              Total current assets                                        78,989                    57,331

       Property, plant and equipment, net                                 81,295                    95,495
       Other assets                                                        7,515                     5,144
                                                                     -----------               -----------

             Total assets                                            $   167,799               $   157,970
                                                                     ===========               ===========


LIABILITIES
       Short-term note and current of portion long-term debt         $        61               $     7,096
       Accounts payable and accrued liabilities                           13,618                    32,910
                                                                     -----------               -----------
              Total current liabilities                                   13,679                    40,006

       Long-term debt                                                      8,244                     8,304
       Other liabilities                                                   1,600                     1,500
                                                                     -----------               -----------

              Total liabilities                                           23,523                    49,810

       PARTNERS' EQUITY                                                  144,276                   108,160
                                                                     -----------               -----------

              Total liabilities and partners' equity                 $   167,799               $   157,970
                                                                     ===========               ===========